Exhibit 28(a)(xxix)

SUNAMERICA SERIES TRUST

Certificate of Amendment

I, Nori L. Gabert, do hereby certify that I am the duly elected Secretary of SunAmerica Series Trust, a trust with transferable shares organized under the laws of The Commonwealth of Massachusetts (the “Trust”), and that as such officer, I am authorized to execute and deliver this Certificate on behalf of the Trust. In that capacity I do hereby further certify that, in accordance with the authority conferred upon the Trustees of the Trust by the Trust’s Declaration of Trust, dated September 11, 1992, as amended from time to time (hereinafter referred to as the “Declaration of Trust”), and by the affirmative vote of a majority of Trustees of the Trust, the attached Amendment to Establishment and Designation of Series was duly approved and adopted in the manner provided in the Declaration of Trust.

IN WITNESS WHEREOF, I have hereunto set forth my hand this 31st day of May, 2013.

Name:	/s/ NORI L. GABERT
Title:	Secretary

SUNAMERICA SERIES TRUST

Amendment to the Establishment and Designation of Shares of Beneficial Interest

The undersigned, being a majority of the Trustees of SunAmerica Series Trust (hereinafter referred to as the “Trust”), a trust with transferrable shares of the type commonly called a Massachusetts Business Trust, HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Sections 6.1 and 6.10 of the Declaration of Trust of the Trust, dated September 11, 1992 (hereinafter, as amended, referred to as the “Declaration of Trust”), and by the affirmative vote of the entire Board of Trustees of the Trust, at a meeting held on May 31, 2013, the following is hereby authorized:

That the Protected Asset Allocation SAST Portfolio shall be renamed: VCPsm Managed Asset Allocation SAST Portfolio,

The actions contained herein shall be effective as of August 12, 2013.

IN WITNESS THEREOF, the undersigned have executed this Establishment and Designation of Shares of Beneficial Interest and Classes (which may be on one or more separate counterparts) as of the 31st day of May, 2013.

/s/ GARRETT F. BOUTON Garrett F. Bouton	/s/ GILBERT T. RAY Gilbert T. Ray

/s/ CARL D. COVITZ Carl D. Covitz	/s/ ALLAN L. SHER Allan L. Sher

/s/ JANA W. GREER Jana W. Greer	/s/ BRUCE G. WILLISON Bruce G. Willison

/s/ JANE JELENKO Jane Jelenko